TBS INTERNATIONAL PLC & SUBSIDIARIES                 EXHIBIT 10.9

Date: as of April 30, 2010

ADIRONDACK SHIPPING LLC
as Owner

FAIRFAX SHIPPING CORP.
as Charterer

TBS INTERNATIONAL LIMITED
TBS HOLDINGS LIMITED
and
TBS INTERANTIONAL PUBLIC LIMITED COMPANY
as Guarantors

_______________________________________________________

FIFTH AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Bareboat Charter Party dated as of January 24, 2007, as amended and supplemented by the First Amendatory Agreement thereto dated as of March 26, 2009, the Second Amendatory Agreement thereto dated as of April 16, 2009, the Third Amendatory Agreement thereto dated as of December 31, 2009 and the Fourth Amendatory Agreement thereto dated at of January 12, 2010 in respect of the Panamanian registered and Philippine bareboat registered SEMINOLE PRINCESS

FIFTH AMENDATORY AGREEMENT dated as of April 30, 2010 (this “Agreement”)

AMONG

(1)	ADIRONDACK SHIPPING LLC, a Marshall Islands limited liability company, as Owner (the “Owner”);

(2)	FAIRFAX SHIPPING CORP., a Marshall Islands corporation, as bareboat Charterer (the “Charterer”); and

(3)
TBS INTERNATIONAL LIMITED, TBS HOLDINGS LIMITED, each a company organized and existing under the law of Bermuda, and TBS INTERNATIONAL PUBLIC LIMITED COMPANY, a company organized and existing under the law of Ireland (“TBSPLC”), as guarantors (collectively, the “Guarantors”).

WITNESSETH THAT:

WHEREAS, the Owner, the Charterer and the Guarantors are parties to a bareboat charter party dated as of January 24, 2007, as amended and supplemented by the First Amendatory Agreement thereto dated as of March 26, 2009, the Second Amendatory Agreement thereto dated as of April 16, 2009, the Third Amendatory Agreement thereto dated as of December 31, 2009, and the Fourth Amendatory Agreement thereto dated as of January 12, 2010 (as so amended and supplemented, the “Charter”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed to amend certain provisions of the Charter to increase the monthly Charter Hire payable by the Charterer.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

Defined terms.  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Charter.

2	FEE; AMENDMENTS TO THE CHARTER

2.1	Fee. The Fee payable by the Charterer to the Owner in connection with the amendments set forth herein shall be $53,212.50 which fee shall be due on or before the date of this Agreement.

2.2	Amendments. The parties hereto agree to amend the Charter as follows with effect on and from the date hereof Clause 31(1) is amended and restated to read as follows:

“(1)           The Charterer shall pay to the Owner for the hire of the Vessel monthly Charter Hire in United States currency, at the rates set forth below, commencing on and from the Delivery Date.  Hire to continue until the date and hour when the Vessel is redelivered by the Charterer:

(a)           Months 1 – 24:                                           $10,500.00 per day Charter Hire

(b)           Months 25 – 36:                                $10,000.00 per day Charter Hire

(c)           Months 37 – 39:                                $8,041.01 per day Charter Hire

(d)           Months 40 – 48                                $8,240 per day Charter Hire

(e)           Months 49 – 60:                                $8,110 per day Charter Hire

(f)           Months 61 – 72:                                $8,030 per day Charter Hire

(g)           Months 73 – 84:                                $7,950 per day Charter Hire”

3	MISCELLANEOUS

3.1	References. Each reference in the Charter to “this Charter”, “hereunder”, “hereof”, “herein” or words of like import shall mean and refer to the Charter as amended hereby.

3.2
Effect of this Agreement.  Subject to the terms of this Agreement, with effect on and from the date hereof, the Charter shall be, and shall be deemed by this Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Charter shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

3.3
No other amendments.  Except as amended hereby, all other terms and conditions of the Charter remain unchanged and the Charter is hereby ratified and confirmed.  Without limiting the foregoing, each Guarantor ratifies and confirms that its guarantee under Clause 53 of the Charter, as amended hereby.

3.4	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, Clause 26.2 of the Charter.

3.5	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

3.6
Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

3.7
Payment of Expenses.  The parties hereto agree to pay or reimburse each of DVB Bank SE and DVB Bank America N.V. (collectively, the “Credit Parties”) for all reasonable expenses in connection with the preparation, execution and carrying out of this Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties hereto have caused this Fifth Amendatory Agreement to be executed as of the date first above written.

ADIRONDACK SHIPPING LLC, as Owner By: /s/ Asandro Van Aerde Name: Asandro Van Aerde Title: Director	FAIRFAX SHIPPING CORP., as Charterer By: /s/ William J. Carr William J. Carr President
TBS INTERNATIONAL LIMITED, as Guarantor By: /s/ William J. Carr William J. Carr President	TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor By: /s/ Ferdinand V. Lepere Ferdinand V. Lepere Executive Vice-President
TBS HOLDINGS LIMITED, as Guarantor By: /s/ William J. Carr William J. Carr Vice-President

CONSENT

Pursuant to Clause 10.2(k) of the Loan Agreement dated as of January 25, 2007, as amended, among Adirondack Shipping LLC and Rushmore Shipping LLC as Borrowers, the banks and financial institutions named therein as Lenders and DVB Bank America N.V. as Facility Agent and Security Trustee, the Facility Agent, for and on behalf of, and upon the instruction of, the Majority Lenders (as defined in said Loan Agreement), hereby consents and agrees to the foregoing Agreement.

DVB BANK AMERICA N.V.,
as Facility Agent for and on behalf of the Majority Lenders

By: /s/ Jane Freeberg Sarma
Jane Freeberg Sarma
Attorney-in-Fact